Exhibit 10.1

INDEMNIFICATION AGREEMENT dated as of [•] (this “Agreement”), between Barnes & Noble, Inc., a Delaware corporation (the “Company”), and [●] (“Indemnitee”).

RECITALS

A.           It is important to the Company that it attract and retain as directors and officers the most capable persons available.

B.           Indemnitee is a director and/or officer of the Company.

C.           The Company’s Amended and Restated By-laws (the “By-laws”) provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law and shall advance expenses in connection therewith, and Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on such provisions.

D.           In recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, in recognition of Indemnitee’s reliance on the aforesaid provisions of the By-laws, and to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or revocation of such provisions, any change in the composition of the Company’s Board of Directors (the “Board”), any acquisition or business combination transaction relating to the Company or any change in the Company’s stockholders), the Company wishes to provide on the terms and subject to the conditions set forth in this Agreement for the indemnification of and the advancing of Expenses (as defined in Section 1(c)) to Indemnitee and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

E.           The By-laws and the General Corporation Law of the State of Delaware expressly provide that the indemnification provisions set forth therein are not exclusive and contemplate that contractual agreements may be entered into between the Company and its directors and officers with respect to indemnification.

NOW, THEREFORE, the parties hereby agree as follows:

1.           Certain Definitions.  In addition to terms defined elsewhere herein, the following terms shall have the meanings ascribed to them below when used in this Agreement:

(a) A “Change in Control” shall have occurred with respect to the Company if (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 40% or more of the equity interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (including taking into account all such equity interests that such “person” or “group” has the right to acquire pursuant to any option right); or (ii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved (which need not include having been recommended) by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved (which need not include having been recommended) by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

(b) “Claim” means any Proceeding, whether instituted, made or conducted by the Company or any other Person, to which Indemnitee is a party or is otherwise involved (including as a witness) by reason of the fact that (i) Indemnitee is or was a director and/or officer of the Company or (ii) Indemnitee is or was serving at the request of the Company as a director, officer, employee and/or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

(c) “Expenses” means any and all attorneys’ and experts’ fees and all other costs, expenses and obligations (including travel expenses, court costs, retainers, transcript costs, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) actually and reasonably incurred or suffered by or on behalf of Indemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim.

(d) “Indemnifiable Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties, ERISA excise taxes and amounts paid or payable in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) relating to, resulting from or arising out of any Claim.

(e) “Independent Legal Counsel” means an attorney or law firm that is experienced in matters of corporate law and that shall not have otherwise performed services for the Company or Indemnitee within the last five years other than serving as independent legal counsel for purposes of determining the rights, including the indemnification rights, of Indemnitee hereunder or under the By-laws, or for purposes of determining similar rights of other indemnitees under similar indemnification agreements or the By-laws.

(f) “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, governmental entity or other entity.

(g) “Proceeding” means any threatened, asserted, pending or completed action, suit or proceeding (whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism), or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding.

(h) “Reviewing Party” means (i) if Indemnitee is a current director or officer of the Company, (A) such member or members of the Board who are not and were not party to or otherwise involved in (including as witnesses) the Claim in respect of which indemnification is being sought, (B) a committee of such members of the Board, designated by a majority vote of such members of the Board or (C) Independent Legal Counsel; or (ii) if Indemnitee is not a current director or officer of the Company, any person specified in clause (i) or such other person or body as may be selected by the member or members of the Board who are not and were not party to or otherwise involved in (including as witnesses) the Claim in respect of which indemnification is being sought.

2.           Service by Indemnitee.  Indemnitee shall serve and continue to serve as a director and/or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or appointed to the Board or duly appointed as an officer of the Company, and until such time as Indemnitee is removed from the Board or removed from his or her office, as the case may be, as permitted by law or the Company’s certificate of incorporation or By-laws now or hereafter in effect, or until such time as Indemnitee tenders a resignation in writing.

3.   Basic Indemnification Arrangement; Advancement of Expenses.

(a) The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against all Indemnifiable Losses actually and reasonably incurred in connection with a Claim.  The Company shall provide such indemnification in full as soon as practicable after request is made by Indemnitee in accordance with Section 4 hereof, but in any event no later than 60 days after receiving a written request from Indemnitee.

(b) If so requested by Indemnitee, the Company shall advance to Indemnitee within 20 days of such request any and all Expenses which Indemnitee determines reasonably likely to be payable in connection with a Claim (an “Advancement of Expenses”).  In accordance with such request, the Company shall either (i) pay such Expenses on Indemnitee’s behalf, or (ii) reimburse Indemnitee for such Expenses.  Subject to Sections 3(c) and 3(d)(ii), Indemnitee’s right to an Advancement of Expenses is absolute, payable in advance of any disposition of a Claim, and shall not be subject to any prior determination by the Reviewing Party that Indemnitee has satisfied any applicable standard of conduct for indemnification.

(c) Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or Advancement of Expenses hereunder with respect to any Claim (or portion thereof) brought or made by Indemnitee against:  (i) the Company, except for (A) any Claim (or portion thereof) in respect of this Agreement and/or Indemnitee’s rights hereunder, (B) any Claim (or portion thereof) to establish or enforce a right to indemnification under (1) any statute or law, (2) any other agreement with the Company or (3) the Company’s certificate of incorporation or By-laws now or hereafter in effect and (C) any counter-claim or cross-claim brought or made by Indemnitee against the Company in any Claim (or portion thereof) brought by or in the right of the Company against him; or (ii) any other Person, unless approved by the Board.

(d) Notwithstanding the foregoing, (i) the indemnification obligations of the Company under this Section 3 shall be subject to the condition that the Reviewing Party shall have determined, in accordance with Section 4 hereof, that Indemnitee is entitled to indemnification under applicable law and this Agreement, and (ii) to the extent required by the laws of the State of Delaware, the obligation of the Company to make an Advancement of Expenses under this Section 3 shall be subject to the condition that if, when, and to the extent that it is determined in a final decision from which there is no further right to appeal (a “Final Adjudication”) that Indemnitee is not entitled to be indemnified hereunder in accordance with applicable law, the Company shall be reimbursed by Indemnitee (who hereby agrees to reimburse the Company in accordance with this Section 3(d)) within 20 days of such Final Adjudication for all such Expenses theretofore advanced (it being understood that Indemnitee’s foregoing agreement to reimburse shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Advancement of Expenses if it is determined by a Final Adjudication that Indemnitee is not entitled to indemnification hereunder in accordance with applicable law); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that indemnification of Indemnitee would not be prohibited under applicable law, any determination made by the Reviewing Party that Indemnitee would be prohibited from being indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Advancement of Expenses unless and until a Final Adjudication is made with respect thereto.  Any required repayment of Advancement of Expenses on the part of Indemnitee shall be unsecured and interest-free.  If there has been no determination by the Reviewing Party within 60 days after written request is presented to the Company or if the Reviewing Party determines that the Company would be prohibited from indemnifying Indemnitee under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor.

4.	Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification hereunder, following a Final Adjudication of the applicable Claim, Indemnitee shall submit to the Company a written request therefor, along with such documentation and information as is reasonably available to Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification hereunder; provided, however, that no deficiency in any such request, documentation or information shall adversely affect Indemnitee’s rights to indemnification or Advancement of Expenses hereunder.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board and the Reviewing Party in writing that Indemnitee has requested indemnification.

(b) Upon a written request by Indemnitee pursuant to the first sentence of Section 4(a) hereof, a determination, if required by the laws of the State of Delaware, with respect to Indemnitee’s entitlement thereto shall be made by the Reviewing Party.  If the Reviewing Party is Independent Legal Counsel, such determination shall be made in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.  If it is determined that Indemnitee is entitled to indemnification hereunder, the Company shall make payment to Indemnitee as soon as practicable but in any event no later than 60 days after receiving Indemnitee’s written request for indemnification.  Indemnitee shall cooperate with the Reviewing Party with respect to Indemnitee’s entitlement to indemnification, including providing to the Reviewing Party upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure by court order or other similar legal requirement and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs and expenses (including attorneys’ fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the Reviewing Party making such determination shall be borne by the Company, and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom.

5.           Change in Control.  The Company agrees that if a Change in Control shall have occurred with respect to the Company, then, upon written request of Indemnitee, the Reviewing Party with respect to all matters thereafter arising concerning rights of Indemnitee to indemnification hereunder or under any provision of the Company’s certificate of incorporation or By-laws now or hereafter in effect shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

6.           Indemnification for Additional Expenses.  Without limiting the generality or effect of the foregoing, the Company shall indemnify Indemnitee against  and, if requested by Indemnitee, shall within 20 days of such request advance to Indemnitee in accordance with Section 3(b), any and all additional Expenses paid or incurred by Indemnitee in connection with any Claim asserted or brought by Indemnitee for (a) indemnification or Advancement of Expenses by the Company hereunder or under any other agreement or any provision of the Company’s certificate of incorporation or By-laws now or hereafter in effect and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, provided that it is determined by a Final Adjudication that Indemnitee is entitled to indemnification, Advancement of Expenses or insurance recovery, as the case may be, under applicable law.

7.           Partial Indemnity, Success on the Merits, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Loss or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8.           Burden of Proof.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

9.           Other Presumptions.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  For purposes of any determination of Indemnitee’s entitlement to indemnification or Advancement of Expenses hereunder, Indemnitee shall be presumed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal Claim, to have also had no reasonable cause to believe his or her conduct was unlawful, if it is determined by the Reviewing Party that Indemnitee’s actions were based on reliance in good faith (A) on the records or books of account of the Company or another enterprise, including financial statements, (B) on information supplied to Indemnitee by the officers of the Company or another enterprise in the course of their duties, (C) on the advice of legal counsel for the Company or the Board (or any committee thereof) or for another enterprise or its board of directors (or any committee thereof), (D) on information or records given or reports made by an independent certified public accountant selected with reasonable care by the Company or the Board (or any committee thereof) or by another enterprise or its board of directors (or any committee thereof), or (E) on information, opinions or statements given or reports made by any other person selected with reasonable care by the Company or the Board (or any committee thereof) or by another enterprise or its board of directors (or any committee thereof) as to matters Indemnitee reasonably believes are within such person’s professional or expert competence.  For purposes of this Section 9, the term “another enterprise” means any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent.  The provisions of this Section 9 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.  In addition, the knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.

10.           Non-Exclusivity, Etc.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s certificate of incorporation and By-laws now or hereafter in effect, the substantive laws of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee shall be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided hereunder as of the date hereof, Indemnitee shall be deemed to have such greater right hereunder.  No amendment to the Company’s certificate of incorporation or By-laws now or hereafter in effect shall be effective vis-à-vis Indemnitee to the extent the effect of such amendment would be to deny, diminish or encumber Indemnitee’s right to indemnification hereunder or under any Other Indemnity Provision.

11.           Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.  If, at the time of receipt of notice of a Claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the Claim to the insurers in accordance with the procedures set forth in the respective policies.

12.           Subrogation.  In the event of payment hereunder, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other Persons (other than Indemnitee’s successors).  Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

13.           No Duplication of Payments.  The Company shall not be liable hereunder to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Other Indemnity Provisions or otherwise) of the amounts otherwise indemnifiable hereunder.

14.           Defense of Claims.  The Company shall be entitled to participate in the defense of any Claim or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (b) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense.  The Company shall not be liable to Indemnitee hereunder for any amounts paid in settlement of any Claim effected by Indemnitee without the Company’s prior written consent.  The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Claim to which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim.  Neither the Company nor Indemnitee shall unreasonably delay, condition or withhold its or his or her consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release.

15.   Successors and Binding Agreement.

(a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Indemnitee and his or her counsel, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.  This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any Person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

(b)      This Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and other successors.

(c)      This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 15(a) and 15(b).  Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 15(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

16.           Continuation of Indemnity.  This Agreement shall be unaffected by Indemnitee ceasing serve as a director or officer of the Company or ceasing to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and shall continue for so long as Indemnitee may have any liability or potential liability by virtue of his or her service in such capacity, including the final termination of all pending Claims in respect of which Indemnitee is granted rights of indemnification or Advancement of Expenses hereunder and of any Claims commenced by Indemnitee pursuant to this Agreement relating thereto, whether or not he or she is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification or Advancement of Expenses can be provided hereunder.

17.           Notices.  For all purposes of this Agreement, all communications, including notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

18.           Governing Law; Submission to Jurisdiction.  THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE.  ANY “ACTION OR PROCEEDING” (AS SUCH TERM IS DEFINED BELOW) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR BROUGHT TO ENFORCE RIGHTS HEREUNDER SHALL BE FILED IN AND LITIGATED SOLELY BEFORE THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, SOLELY TO THE EXTENT THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE EXCLUSIVE JURISDICTION OF ANY OTHER STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE), AND EACH PARTY TO THIS AGREEMENT:  (A) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURT AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF “FORUM NON CONVENIENS;” AND (B) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY DELIVERY OF CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS AGREEMENT.  FOR PURPOSES OF THIS SECTION, THE TERM “ACTION OR PROCEEDING” IS DEFINED AS ANY AND ALL CLAIMS, SUITS, ACTIONS, HEARINGS OR OTHER SIMILAR PROCEEDINGS, INCLUDING APPEALS AND PETITIONS THEREFROM, WHETHER FORMAL OR INFORMAL, GOVERNMENTAL OR NON-GOVERNMENTAL, OR CIVIL OR CRIMINAL.  THE FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT.

19.           Validity.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

20.           Amendments, Etc.  No provision of this Agreement may be waived, amended or discharged unless such waiver, amendment or discharge is executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other similar or dissimilar provisions hereof, nor shall such waiver constitute a continuing waiver.

21.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22.           Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Headings of sections and paragraphs in this Agreement are for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.  Wherever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  Wherever the word “hereunder” is used in this Agreement, it shall mean “under this Agreement.”  Words denoting gender shall include all genders.

23.           Miscellaneous.  No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

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IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

BARNES & NOBLE, INC.

By:
Name:
Title:

[INDEMNITEE]